                                                                  EXHIBIT 10.6.3

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into this 28th day of April, 1998 by and among Check into Cash, Inc., a Delaware corporation (hereinafter, the "Company"), W. Allan Jones, Jr. (hereinafter "Jones"), and J. Samuel Choate, Jr. (hereinafter, "Executive").

                                  BACKGROUND
                                  ----------

     The Company desires to engage Executive in Executive capacities set forth herein, in accordance with the terms and conditions of this Agreement. Executive is willing to serve as such in accordance with the terms and conditions of this Agreement.

     NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.  Effective Date.  This Agreement is effective as of May 1, 1998 (the
         --------------
"Effective Date").

     2.  Employment.  Executive is hereby employed on the Effective Date as the
         ----------
Executive Vice President and General Counsel of the Company. Executive's responsibilities under this Agreement shall be in accordance with the policies and objectives established by the Chief Executive Officer and the Board of Directors of the Company and shall be consistent with the responsibilities of similarly situated executives of comparable companies in similar lines of business. In his capacity as Executive Vice President and General Counsel of the Company, Executive will report directly to the Chief Executive Officer of the Company.

     3.  Employment Period.  Unless earlier terminated herein in accordance with
         -----------------
Section 7 hereof, Executive's employment shall be for a three-year term (the "Employment Period"), beginning on the Effective Date. The Employment Period shall, without further action by Executive or the Company, be extended for an additional one-year period on each anniversary of the Effective Date; provided, however, that either party may, by notice to the other given at any time prior to such next anniversary of the Effective Date, cause the Employment Period to cease to extend automatically. Upon such notice, the Employment Period shall terminate upon the expiration of the then-current term, including any prior extensions.

     4.  Extent of Service.  During the Employment Period, and excluding any
         -----------------
periods of vacation and sick leave to which Executive is entitled, Executive agrees to devote his business time, attention, skill and efforts exclusively to the faithful performance of his duties hereunder; provided, however, that it shall not be a violation of this Agreement for Executive to (i) devote reasonable periods of time to charitable and community activities, and/or (ii) manage personal business interests and investments (including winding up of the affairs of Choate & Associates, P.C.), so long as such activities do not interfere with the performance of Executive's responsibilities under this Agreement. Executive shall re-establish his principal residence in the

Chattanooga/Cleveland, Tennessee area as soon as practicable and shall commence service at the Company's headquarters on or before July 6, 1998 (the date on which such service actually commences, the "Relocation Date").


     5.  Compensation and Benefits.
         -------------------------

         (a) Base Salary.  During the Employment Period, the Company will pay to
             -----------
Executive a base salary in the amount of $325,000 ("Base Salary"), less normal withholdings, payable in equal monthly or more frequent installments as are customary under the Company's payroll practices from time to time. The Board of Directors of the Company shall review Executive's Base Salary annually and in its sole discretion may increase Executive's Base Salary from year to year. The annual review of Executive's salary by the Board will consider, among other things, Executive's own performance and the Company's performance.

        (b) Bonus.  Bonuses will be made on a discretionary basis in accordance
            -----
with the Company's incentive plans referred to in subsection (c) below.

        (c) Incentive, Savings and Retirement Plans. During the Employment
            _______________________________________
Period, Executive shall be entitled to participate in all incentive (including cash bonus and stock-based), savings and retirement plans, practices, policies and programs applicable generally to similarly situated officers of the Company and its affiliated companies, and on the same relative basis as such other similarly situated officers.

        (d) Welfare Benefit Plans.  During the Employment Period, Executive and
            ---------------------
Executive's family shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to similarly situated officers of the Company and its affiliated companies.

        (e) Expenses. During the Employment Period, Executive shall be entitled
            ________
to receive prompt reimbursement for all reasonable expenses incurred by Executive in accordance with the policies, practices and procedures of the Company and its affiliated companies to the extent applicable generally to other similarly situated officers of the Company and its affiliated companies.

        (f) Fringe Benefits.  During the Employment Period, Executive shall be
            ---------------
entitled to fringe benefits in accordance with the plans, practices, programs and policies of the Company and its affiliated companies in effect for similarly situated officers of the Company and its affiliated companies.

        (g) Automobile.  Without limiting the foregoing, during the Employment
            ----------
Period, commencing on the Relocation Date, the Company shall provide to Executive a 1996 or later Mercedes model 400 or equivalent automobile. If such automobile is leased by the

Company, Executive shall have the option to purchase such automobile upon expiration of the lease term.

        (h) Club Dues.  Without limiting the foregoing, during the Employment
            ---------
Period, the Company shall pay Executive's initiation and monthly membership dues at the Chattanooga Golf and Country Club or the Cleveland Golf and Country Club.

        (i) Insurance Premiums.  Without limiting the foregoing, during the
            ------------------
Employment Term, the Company shall pay on Executive's behalf premiums of $4,042.50 per quarter on Executive's Manulife Financial Variable Universal Life Insurance policy.

        (j) Bar Expenses.  Without limiting the foregoing, during the Employment
            ------------
Term, the Company shall pay all costs associated with maintaining Executive's state Bar association memberships, including required continuing legal education requirements.

        (k) Moving Expenses.  Without limiting the foregoing, the Company shall
            ---------------
reimburse Executive for all reasonable expenses incurred in packing and moving Executive's personal and professional property from Alexandria, Virginia to the Chattanooga/Cleveland, Tennessee area.

        (l) Other Expenses.  The Company shall pay directly to Choate &
            --------------
Associates, P.C. for all reasonable expenses incurred in connection with the winding up of the affairs of Choate & Associates, P.C. between May 1, 1998 and June 30, 1998, including salaries of associates (other than ________________) and secretary, rent and other expenses normally expended during the preceding months of operation of Choate & Associates, P.C., in consideration of services to be rendered to the Company by Choate & Associates, P.C. during that period.

  6.   Stock Option Award.
       ------------------

       (a) As soon as practicable after the date hereof the Company shall grant to Executive under the Company's 1997 Long Term Incentive Plan (the "Plan"), or any successor plan, an option (the "Option") to purchase shares (the "Option Shares") of the $0.01 par value common stock of the Company ("Common Stock"). The number of Option Shares subject to the Option and the exercise price per Option Share shall be determined in accordance with the parties' mutual understanding as reflected in correspondence contemporaneous with the execution of this Agreement. The Option shall be exercisable as to one-fourth of the Option Shares beginning on the Relocation Date and as to one-third of the remaining Option Shares beginning on each of the first three anniversaries of the date of grant; provided, that the Option shall become fully exercisable as to all remaining Option Shares upon death or Disability (as defined below) of Executive or upon a Change of Control (as such term is defined in the Plan) to the extent provided in the Plan.

       (b) Notwithstanding the foregoing, in the event that, prior to consummation of an initial public offering of the Company's Common Stock, all or substantially all of the equity interest in the Company shall be acquired by any person (whether by merger, share exchange or otherwise), Executive shall be entitled to receive, upon consummation of such acquisition, consideration having an aggregate value equal to the sum of (i) 3% of the aggregate consideration paid in such acquisition (including such consideration as may be paid to Executive pursuant to this paragraph (b)), minus (ii) the fair market value of any consideration received by Executive in consideration of surrender of the Option or received in respect of Option Shares. The consideration to be paid to Executive pursuant to this paragraph (b) shall be in the same form as that received by all other shareholders of the Company (provided that if shareholders receive a mix of forms of consideration, Executive shall be entitled to receive the same mix of forms of consideration and if shareholders are entitled to elect which form of or mix of forms of consideration to receive, Executive shall be entitled to make the same election). Payment of the consideration to which Executive is entitled pursuant to this paragraph (b) shall be paid in the same manner and at substantially the same time as the consideration paid to shareholders of the Company.

  7.   Termination of Employment.
       -------------------------

        (a) Death, Retirement or Disability.  Executive's employment shall
            -------------------------------
terminate automatically upon Executive's death or Retirement during the Employment Period. If the Company determines in good faith that the Disability of Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to Executive written notice in accordance with Section 14(f) of this Agreement of its intention to terminate Executive's employment. In such event, Executive's employment with the Company shall terminate effective on the 30th day after receipt of such written notice by Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, Executive shall not have returned to full-time performance of Executive's duties. For purposes of this Agreement, "Disability" shall mean a mental or physical disability as determined by the Board of Directors of the Company in accordance with standards and procedures similar to those under the Company's employee long-term disability plan, if any. At any time that the Company does not maintain such a long-term disability plan, Disability shall mean the inability of Executive, as determined by the Board, to substantially perform the essential functions of his regular duties and responsibilities due to a medically determinable physical or mental illness which has lasted (or can reasonably be expected to last) for a period of six consecutive months. For purposes of this Agreement, "Retirement" shall mean voluntary termination of employment after age 65.

        (b) Termination for Cause.  The Company may terminate Executive's
            ---------------------
employment during the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean:

          (i) the willful and continued failure of Executive to perform substantially Executive's duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to Executive by the Board of Directors of the Company which specifically identifies the manner in which such Board believes that Executive has not substantially performed Executive's duties, or

          (ii) the willful engaging by Executive in illegal conduct or gross misconduct the consequence of which is materially and demonstrably injurious to the Company.

  For purposes of this provision, no act or failure to act, on the part of Executive, shall be considered "willful" unless it is done, or omitted to be done, by Executive in bad faith or without reasonable belief that Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of the Company. The cessation of employment of Executive shall not be deemed to be for Cause unless and until there shall have been delivered to Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board of Directors of the Company (excluding Executive, if then a director) at a meeting of such Board called and held for such purpose (after reasonable notice is provided to Executive and Executive is given an opportunity, together with counsel, to be heard before such Board), finding that, in the good faith opinion of such Board, Executive is guilty of the conduct described in subparagraph (i) or (ii) above, and specifying the particulars thereof in detail.

        (c) Good Reason.  Executive's employment may be terminated by Executive
            -----------
for Good Reason.  For purposes of this Agreement, "Good Reason" shall mean:

           (i) without the written consent of Executive, the assignment to Executive of any duties materially inconsistent with Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 2 of this Agreement, or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by Executive;

           (ii) a reduction by the Company in Executive's Base Salary and benefits as in effect on the Effective Date or as increased from time to time, or the failure by the Company to increase Executive's Base Salary each year during the Employment Period by an amount which at least equals, on a percentage basis, the mean average percentage increase in base salary for all officers of the Company, unless such failure to increase is based on nonarbitrary criteria applied to Executive and other similarly-situated employees;

           (iii) any purported termination by the Company of Executive's employment otherwise than for Cause, death, Disability or Retirement;

           (iv) any failure by the Company to comply with and satisfy Section 13(b) of this Agreement; or

           (v) a termination by Executive for any reason during the 30-day period immediately following the first anniversary of a Change in Control (as defined in the Plan, or any successor plan).

        (d) Notice of Termination.  Any termination by the Company for Cause, or
            ---------------------
by Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 14(f) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated, and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not less than 30 days after the giving of such notice). The failure by Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of Executive or the Company, respectively, hereunder or preclude Executive or the Company, respectively, from asserting such fact or circumstance in enforcing Executive's or the Company's rights hereunder.

        (e) Date of Termination.  "Date of Termination" means (i) if Executive's
            -------------------
employment is terminated by the Company for Cause, or by Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies Executive of such termination, (iii) if Executive's employment is terminated by reason of death, Disability or Retirement, the Date of Termination shall be the date of death or Retirement of Executive or the Disability Effective Date, as the case may be, and (iv) if Executive's employment is terminated by Executive other than for Good Reason, death, Disability or Retirement, the Date of Termination shall be the date of specified in the notice of termination, which shall be not less than 30 days after the giving of such notice.

  8.   Obligations of the Company upon Termination.
       -------------------------------------------

       (a) Termination by Executive for Good Reason; Termination by the Company
           --------------------------------------------------------------------
Other Than for Cause, Death, Disability or Retirement.  If, during the
-----------------------------------------------------
Employment Period, the Company shall terminate Executive's employment other than for Cause, death, Disability or Retirement, or Executive shall terminate employment for Good Reason, then in consideration of Executive's services rendered prior to such termination and as reasonable compensation for his compliance with the Restrictive Covenants in Section 12 hereof:

           (i) the Company shall pay to Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

               A. the sum of (1) Executive's Base Salary through the Date of Termination to the extent not theretofore paid, and (2) any compensation previously deferred by Executive (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (1) and (2) shall be hereinafter referred to as the "Accrued Obligations"); and

               B. the amount equal to two times the Executive's Base Salary in effect as of the Date of Termination (provided, if Executive terminates employment pursuant to Section 7(c)(v), the amount shall equal the greater of (i) Executive's Base Salary in effect as of the Date of Termination or (ii) the Base Salary to which Executive would have been entitled during the then-remaining term of this Agreement had such employment not been terminated, provided that in no event shall the amount paid under this provision exceed two times Executive's Base Salary in effect as of the Date of Termination) (the "Severance Payment"); and

           (ii) for one year after Executive's Date of Termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue benefits to Executive and/or Executive's family at least equal to those which would have been provided to them in accordance with the welfare plans, programs, practices and policies described in Section 5(d) of this Agreement if Executive's employment had not been terminated or, if more favorable to Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies and their families, provided, however, that if Executive becomes re-employed with another employer and is eligible to receive medical or other welfare benefits under another employer provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility ("Welfare Benefits"); and

           (iii) to the extent not theretofore paid or provided, the Company shall timely pay or provide to Executive any other amounts or benefits required to be paid or provided or which Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company and its affiliated companies (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits"); and

           (iv) the entire unvested portion of the Option shall immediately vest.

       (b) Death.  If Executive's employment is terminated by reason of
           -----
Executive's death during the Employment Period, this Agreement shall terminate without further obligations to Executive's legal representatives under this Agreement, other than for payment of Accrued Obligations, the timely payment or provision of Other Benefits, the immediate vesting of the entire unvested portion of the Option, and the repurchase of Option Shares as described in the following sentence. If the Common Stock is not freely tradable by Executive on the date of his death, by reason of securities restrictions or otherwise, the Company shall, at the request of Executive's surviving spouse or executor or administrator, repurchase some or all of such Option Shares then held by Executive (or his estate) or acquired by Executive's estate upon exercise of the Option at the then-current Fair Market Value of such Common Stock (as defined in the Plan, except that if the Common Stock is not publicly traded, the Fair Market Value shall be determined by appraisal conducted by a recognized firm of independent appraisers), provided further, that the Executive's surviving spouse or administrator shall not have the right to require the Company to purchase any shares under this Section 8(b) if such purchase would cause the Company to be in violation of any covenant in any loan agreement to which the Company is a party that is in effect at the time of the required purchase, unless the Company has failed to make reasonable efforts to secure waiver of such covenants from the relevant lenders. Accrued Obligations shall be paid to Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 8(b) shall include, without limitation, and Executive's estate and/or beneficiaries shall be entitled to receive, benefits under such plans, programs, practices and policies relating to death benefits, if any, as applicable generally to similarly situated officers of the Company and its affiliated companies and their beneficiaries, and on the same basis as such similarly situated officers and their beneficiaries.

       (c) Disability or Retirement.  If Executive's employment is terminated by
           ------------------------
reason of Executive's Disability or Retirement during the Employment Period, this Agreement shall terminate without further obligations to Executive, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits, the immediate vesting of the entire unvested portion of the Option, and the repurchase of Option Shares as described in the following sentence. If the Common Stock is not freely tradable by Executive on the date of his Disability or Retirement, by reason of securities restrictions or otherwise, the Company shall, at the request of Executive or his legal representative, repurchase some or all of such Option Shares then held by Executive (or his legal representative) or acquired by Executive (or his legal representative) upon exercise of the Option at the then-current Fair Market Value of such Common Stock (as defined in the Plan, except that if the Common Stock is not publicly traded, the Fair Market Value shall be determined by appraisal conducted by a recognized firm of independent appraisers), provided further, that the Executive or his legal representative shall not have the right to require the Company to purchase any shares under this Section 8(c) if such purchase would cause the Company to be in violation of any covenant in any loan agreement to which the Company is a party that is in effect at the time of the required purchase, unless the Company has failed to make reasonable efforts to secure waiver of such covenants from the relevant lenders. Accrued Obligations shall be paid to Executive in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 8(c) shall include, without limitation, and Executive shall be entitled after the Date of Termination to receive, disability or retirement and other benefits under such plans, programs, practices and policies relating to disability or retirement, if any, as applicable generally to similarly situated officers of the Company and its affiliated companies and their families, and on the same basis as such similarly situated officers and their families.

       (d) Cause or Voluntary Termination without Good Reason.  If Executive's
           --------------------------------------------------
employment shall be terminated for Cause during the Employment Period, or if Executive voluntarily terminates employment during the Employment Period without Good Reason, this Agreement shall terminate without further obligations to Executive, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits.

  9.   Non-exclusivity of Rights.  Nothing in this Agreement shall prevent or
       -------------------------
limit Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which Executive may qualify, nor, subject to Section 14(d), shall anything herein limit or otherwise affect such rights as Executive may have under any contract or agreement with the Company or any of its affiliated companies. Amounts which are vested benefits or which Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

  10.  Full Settlement; Release; Cost of Enforcement.  The Company's obligation
       ---------------------------------------------
to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against Executive or others; provided, however, that the Company's obligation to pay the Severance Payment in accordance with Section 8(a)(i)(B) hereof shall be conditioned upon Executive's execution of a Release in favor of the Company in substantially the form of Exhibit A attached hereto at the time such Severance Payment becomes due and payable. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which Executive may reasonably incur as a result of any contest (to the extent that Executive is successful, in whole or in part, in such contest) by the Company, Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable federal rate provided for in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

  11.  Representations and Warranties.  Executive hereby represents and warrants
       ------------------------------
to the Company that Executive is not a party to, or otherwise subject to, any covenant not to compete with any person or entity, and Executive's execution of this Agreement and performance of his obligations hereunder will not violate the terms or conditions of any contract or obligation, written or oral, between Executive and any other person or entity.

  12.  Restrictions on Conduct of Executive.
       ------------------------------------

       (a) General.  Executive and the Company understand and agree that the
           -------
purpose of the provisions of this Section 12 is to protect legitimate business interests of the Company, as more fully described below, and is not intended to eliminate Executive's post-employment competition with the Company per se, nor is it intended to impair or infringe upon Executive's right to work, earn a living, or acquire and possess property from the fruits of his labor. Executive hereby acknowledges that the post-employment restrictions set forth in this
Section 12 are reasonable and that they do not, and will not, unduly impair his ability to earn a living after the termination of this Agreement. Therefore, subject to the limitations of reasonableness imposed by law upon the restrictions set forth herein, Executive shall be subject to the restrictions set forth in this Section 12.

       (b) Definitions.  The following capitalized terms used in this Section 12
           -----------
shall have the meanings assigned to them below, which definitions shall apply to both the singular and the plural forms of such terms:

          "Competitive Services" means any services provided by Company at the Determination Date, including, but not limited to, the business of cashing checks, deferring deposit of checks for specified periods of time, and extending short-term, unsecured credit, but shall not include the practice of law or the provision of legal services. It is particularly understood and agreed between the Company and Executive that no post-employment restriction shall affect Executive's ability to represent any person or company even, and especially, if such person or company is engaged in a "Competitive Service" if Executive is exclusively engaged in the private practice of law.

          "Confidential Information" means any confidential or proprietary information possessed by the Company or its affiliated entities or relating to its or their business, including without limitation, any confidential "know-how", customer lists, details of client or consultant contracts, current and anticipated customer requirements, pricing policies price lists, market studies, business plans, operational methods, marketing plans or strategies, product development techniques or plans, computer software programs (including object code and source code), data and documentation, data base technologies, systems, structures and architectures, inventions and ideas, past, current and planned research and development, compilations, devices, methods, techniques, processes, financial information and data, business acquisition plans, new personnel acquisition plans and any other information that would constitute a Trade Secret (as defined herein).

          "Determination Date" means the date of termination of Executive's employment with the Company for any reason whatsoever or any earlier date (during the Employment Period) of an alleged breach of the Restrictive Covenants by Executive.

          "Person" means any individual or any corporation, partnership, joint venture, association or other entity or enterprise.

          "Principal or Representative" means a principal, owner, partner, shareholder, joint venturer, investor, member, trustee, director, officer, manager, employee, agent, representative or consultant (but shall not include service as non-employee legal counsel).

          "Protected Employees" means employees of the Company who were employed by the Company at any time within six (6) months prior to the Determination Date.

          "Restricted Period" means the Employment Period and a period extending two (2) years from the later of (i) the Date of Termination or (ii) the last date on which the Company makes a payment to Executive pursuant to Section 8 of this Agreement; provided, however that such period shall be extended by any length of time during which Executive is in breach of the Restricted Covenants.

          "Restrictive Covenants" means the restrictive covenants contained in
Section 12(c) hereof.

          "Trade Secret" means any item of Confidential Information that constitutes a "trade secret(s)" under the common law or statutory law of the State of Tennessee.

       (c)  Restrictive Covenants.
            ---------------------

            (i) Restriction on Disclosure and Use of Confidential Information.
                _____________________________________________________________
     Executive understands and agrees that the Confidential Information constitutes a valuable asset of the Company and its affiliated entities, and may not be converted to Executive's own use. Accordingly, Executive hereby agrees that Executive shall not, directly or indirectly, at any time during the Restricted Period reveal, divulge, or disclose to any Person not expressly authorized by the Company any Confidential Information, and Executive shall not, directly or indirectly, at any time during the Restricted Period use or make use of any Confidential Information in connection with any business activity other than that of the Company; provided, however, in the event the Confidential Information constitutes a Trade Secret, the Restricted Period referred to above shall be five (5) years.

            (ii) Nonsolicitation of Protected Employees. Executive understands
                 ______________________________________
     and agrees that the relationship between the Company and each of its Protected Employees constitutes a valuable asset of the Company and may not be converted to Executive's own use. Accordingly, Executive hereby agrees that during the Restricted Period Executive shall not directly or indirectly on Executive's own behalf or as a Principal or Representative of any Person or otherwise solicit or induce any Protected Employee to terminate his or her employment relationship with the Company or to enter into any relationship of employment, agency or independent contractorship with any other Person.

            (iii) Noncompetition with the Company. During the Restricted Period,
                  _______________________________
     Executive, unless acting in accordance with the Company's prior written consent, will not directly provide any Competitive Services to, and will not, directly or indirectly, (i) own, manage, operate, join, control, finance or participate in the ownership, management, operation, control or financing of, or (ii) be connected as a Principal or Representative with, or (iii) permit Executive's name to be used by or in connection with, any Person engaged in providing Competitive Services to any Person conducting business activities within a ten (10) mile radius of any store location from which the Company is or was engaged in the provision of the Competitive Services on the Determination Date, including any store location for which a lease had been entered into by the Company on or before the Determination Date but was not then operational; provided, however, that the provisions of this Agreement shall not be deemed to prohibit the ownership by Executive of any securities of the Company or its affiliated entities or not more than five percent (5%) of any class of securities of any corporation having a class of securities registered pursuant to the Securities Exchange Act of 1934, as amended.

       (d) Exceptions from Disclosure Restrictions.  Anything herein to the
           ---------------------------------------
contrary notwithstanding, Executive shall not be restricted from disclosing or using Confidential Information that: (a) is or becomes generally available to the public other than as a result of an unauthorized disclosure by Executive or his agent; (b) becomes available to Executive in a manner that is not in contravention of applicable law from a source (other than the Company or its affiliated entities or one of its or their officers, employees, agents or representatives) that is not bound by a confidential relationship with the Company or its affiliated entities or by a confidentiality or other similar agreement; (c) was known to Executive on a non-confidential basis and not in contravention of applicable law or a confidentiality or other similar agreement before its disclosure to Executive by the Company or its affiliated entities or one of its or their officers, employees, agents or representatives; or (d) is required to be disclosed by law, court order or other legal process; provided, however, that in the event disclosure is required by law, Executive shall provide the Company with prompt notice of such requirement so that the Company may seek an appropriate protective order prior to any such required disclosure by Executive.

       (e) Enforcement of Restrictive Covenants.
           ------------------------------------

           (i) Rights and Remedies Upon Breach. In the event Executive breaches,
               _______________________________
     or threatens to commit a breach of, any of the provisions of the Restrictive Covenants, the Company shall have the following rights and remedies, which shall be independent of any others and severally enforceable, and shall be in addition to, and not in lieu of, any other rights and remedies available to the Company at law or in equity:

                A. the right and remedy to enjoin, preliminarily and permanently, Executive from violating or threatening to violate the Restrictive Covenants and to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Company and that money damages would not provide an adequate remedy to the Company; and

                 B. the right and remedy to require Executive to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits derived or received by Executive as the result of any transactions constituting a breach of the Restrictive Covenants.

           (ii) Severability of Covenants. Executive acknowledges and agrees
                _________________________
     that the Restrictive Covenants are reasonable and valid in time and scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof, are invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

           (iii) Attorneys' Fees. In any action relating to the enforcement of
                 _______________
     the Restrictive Covenants, the prevailing party in such action shall be entitled to be paid any and all costs and expenses incurred by him or it in enforcing or establishing his or its rights thereunder, including, without limitation, reasonable attorneys' fees, whether suit be brought or not, and whether or not incurred in trial, bankruptcy or appellate proceedings.

     13.  Assignment and Successors.
          -------------------------

          (a) Executive. This Agreement is personal to Executive and without the
              _________
prior written consent of the Company shall not be assignable by Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive's legal representatives.

          (b) The Company. This Agreement shall inure to the benefit of and be
              ___________
binding upon the Company and its successors and assigns. The Company will require any successor to all or substantially all of the business and/or assets of the Company (whether direct or indirect, by purchase, merger, consolidation or otherwise) to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "the Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

           (c) Jones. This Agreement is personal to Jones and without the prior
               _____
written consent of Executive shall not be assignable by Jones otherwise than by will or the laws of descent and distribution.

  14.  Personal Guaranty.  Jones is entering into this Agreement for the sole
       -----------------
purpose of guaranteeing the obligations of the Company hereunder. Jones hereby irrevocably and unconditionally guarantees (the "Guaranty") the due and punctual payment and performance when due of the Company's obligations under this Agreement (the "Guaranteed Obligations"). This Guaranty is a guaranty of payment, and not of collection, and an obligation of Jones for his own account. Accordingly, Executive shall not be obligated or required before enforcing this Guaranty against Jones: (a) to pursue any right or remedy Executive may have against the Company or commence any suit or other proceeding against the Company in any court or other tribunal; (b) to make any claim in a liquidation or bankruptcy of the Company; or (c) to make demand of the Company. Jones guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of this Agreement, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Executive with respect thereto. The liability of Jones under this Guaranty shall be absolute and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, provided that this Guaranty shall expire and shall be of no further force or effect from and after consummation of an initial public offering of the Company's Common Stock. Jones, to the fullest extent permitted by law, hereby waives notice of acceptance hereof or any presentment, demand, protest or notice of any kind, and any other act or thing, or omission or delay to do any other act or thing, which in any manner or to any extent might vary the risk of Jones or which otherwise might operate to discharge Jones from its obligations hereunder. Jones shall be subrogated to the rights of Executive hereunder in the event and to the extent that Jones makes any payment to Executive pursuant to this Guaranty.

  15.  Miscellaneous.
       -------------

       (a) Waiver.  Failure of either party to insist, in one or more instances,
           ------
on performance by the other in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted in this Agreement or of the future performance of any such term or condition or of any other term or condition of this Agreement, unless such waiver is contained in a writing signed by the party making the waiver.

       (b) Severability.  If any provision or covenant, or any part thereof, of
           ------------
this Agreement should be held by any court to be invalid, illegal or unenforceable, either in whole or in part, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of the remaining provisions or covenants, or any part thereof, of this Agreement, all of which shall remain in full force and effect.

       (c) Other Agents.  Nothing in this Agreement is to be interpreted as
           ------------
limiting the Company from employing other personnel on such terms and conditions as may be satisfactory to it.

       (d) Entire Agreement.  Except as provided herein, this Agreement contains
           ----------------
the entire agreement between the Company and Executive with respect to the subject matter hereof, and it supersedes and invalidates any previous agreements or contracts between them which relate to the subject matter hereof. No representations, inducements, promises or agreements, oral or otherwise, which are not embodied herein shall be of any force or effect.

       (e) Governing Law.  Except to the extent preempted by federal law, and
           -------------
without regard to conflict of laws principles, the laws of the State of Tennessee shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

       (f) Notices.  All notices, requests, demands and other communications
           -------
required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered or three days after mailing if mailed, first class, certified mail, postage prepaid:

       To Company      Check into Cash, Inc.
       and Jones:      Post Office Box 1015
                       Cleveland, Tennessee 37364-1015
                       Facsimile No. (423) 476-9200
                       Attention: W. Allan Jones, Jr.,
                       Chairman and Chief Executive Officer

       To Executive:   J. Samuel Choate, Jr.
                       921 King Street
                       Alexandria, VA  22314

Any party may change the address to which notices, requests, demands and other communications shall be delivered or mailed by giving notice thereof to the other party in the same manner provided herein.

       (g) Amendments and Modifications.  This Agreement may be amended or
           ----------------------------
modified only by a writing signed by both parties hereto, which makes specific reference to this Agreement.

                         (signatures on following page)

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Employment Agreement as of the date first above written.

                         CHECK INTO CASH, INC.


                         By:   /s/ W. Allan Jones, Jr.
                               -----------------------------
                               W. Allan Jones, Jr.
                               Chairman of the Board
                               and Chief Executive Officer


                         JONES:


                         /s/ W. Allan Jones, Jr.
                         -----------------------------------
                         W. Allan Jones, Jr.


                         EXECUTIVE:


                         /s/ J. Samuel Choate, Jr.
                         -----------------------------------
                         J. Samuel Choate, Jr.

                     NON-QUALIFIED STOCK OPTION AGREEMENT
                                   under the
                             CHECK INTO CASH, INC.
                         1997 LONG-TERM INCENTIVE PLAN



          Optionee: J. Samuel Choate, Jr.
          Number Shares Subject to Option: 33,600
          Exercise Price per Share: $59.00
          Date of Grant: May 1, 1998



     1. Grant of Option. Check into Cash, Inc. (the "Corporation") hereby
        ---------------
grants to the Optionee named above (the "Optionee"), under the Check into Cash, Inc. 1997 Long-Term Incentive Plan (the "Plan"), a Non-Qualified Stock Option to purchase, on the terms and conditions set forth in this agreement (this "Option Agreement"), the number of shares indicated above of the Corporation's common stock (the "Stock"), at the exercise price per share set forth above (the "Option"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned such terms in the Plan, or, to the extent not defined therein, in the Employment Agreement, dated as of April 28, 1998, between the Corporation and Grantee (the "Employment Agreement").

     2. Vesting of Option. Unless the exercisability of the Option is
        -----------------
accelerated in accordance with Article 13 of the Plan or the terms of any Employment Agreement between Optionee and the Corporation (the "Employment Agreement"), the Option shall vest (become exercisable) in accordance with the following schedule.

                 Date                   Percent of Option Shares Vested
                 ----                   -------------------------------

         Relocation Date (as defined                 25%
         in the Employment Agreement)

               May 1, 1999                           50%
               May 1, 2000                           75%
               May 1, 2001                          100%



     3. Period of Option and Limitations on Right to Exercise. The Option
        -----------------------------------------------------
will, to the extent not previously exercised, lapse under the earliest of the following circumstances, provided, however, that the Committee may, prior to the lapse of the Option under the circumstances described in paragraphs (b), (c) and
(d) below, provide in writing that the Option will extend until a later date:

                (a) The Option shall lapse as of 5:00 p.m., Eastern Time, on the day immediately prior to the tenth anniversary of the date of the grant (the "expiration Date").

                (b) The Option shall lapse three months after the Optionee's termination of employment for any reason other than the Optionee's death or Disability; provided, however, that if the Optionee's employment is terminated by the Corporation for Cause or by the Optionee (other than for Good Reason) without the consent of the Corporation, the Option shall lapse immediately.

                (c) If the Optionee's employment terminates by reason of Disability, the Option shall lapse one year after the date of the Optionee's termination of employment.

                (d) If the Optionee dies while employed, or during the three-month period described in subsection (b) above during the one-year period described in subsection (c) above and before the Option otherwise lapses, the Option shall lapse one year after the date of the Optionee's death. Upon the Optionee's death, the Option may be exercised by the Optionee's beneficiary.


        If the Optionee or his beneficiary exercises an Option after termination of employment, the Option may be exercised only with respect to the shares that were otherwise vested on the Optionee's termination of employment (including vesting by acceleration in accordance with Article 13 of the Plan or the Employment Agreement).

        4.      Exercise of Option.  The Option shall be exercised by written
                ------------------
notice directed to the Secretary of the Corporation at the principal executive offices of the Corporation in substantially the form attached hereto as Exhibit A, or such other form as the Committee may approve. Such written notice shall be accompanied by full payment in cash, shares of Stock previously acquired by the Optionee, or any combination thereof, for the number of shares specified in such written notice; provided, however, that if shares of Stock are used to pay the exercise price, such shares must have been held by the Optionee for at least six months. The Fair Market Value of the surrendered Stock as of the date of the exercise shall be determined in valuing Stock used in payment of the exercise price. To the extent permitted under Regulation T of the Federal Reserve Board, and subject to applicable securities laws, the Option may be exercised through a broker in a so-called "cashless exercise" whereby the broker sells the Option shares and delivers cash sales proceeds to the Corporation in payment of the exercise price and all withholding tax obligations, if any (whether federal, state or local), imposed on the Corporation by reason of the exercise of the Option (the "Withholding Tax Obligations"). The Committee may, in the exercise of its discretion, but need not, allow the Optionee to pay the exercise price by directing the Corporation to withhold from the shares of Stock that would otherwise be issued upon exercise of the Option that number of shares having a Fair Market on the exercise dated equal to the exercise price and the Withholding Obligations, all as determined pursuant to rules and procedures established by the Committee.

        Subject to the terms of this Option Agreement, the Option may be exercised at any time and without regard to any other option held by the Optionee to purchase stock of the Corporation.

5.      Participation in Shareholder Agreement  Execution of this Option
        --------------------------------------
Agreement shall constitute a writing, pursuant to Section 7.2 of the Check into Cash, Inc. Shareholder Agreement (the "Shareholder Agreement"), evidencing the Optionee's agreement to become a "Shareholder" under the Shareholder Agreement. Execution of the Option Agreement by the Optionee shall have the same effect as execution of a counterpart to the Shareholder Agreement.

6.      Limitations of Rights   The Option does not confer to the Optionee or
        ---------------------
Optionee's personal representative any rights of a shareholder of the Corporation unless and until shares of Stock are in fact issued to such a person in connection with the exercise of the Option, except for those rights and obligations specifically provided to the Optionee pursuant to the Shareholder Agreement. Nothing in this Option Agreement shall interfere with or limit in any way the right of the Corporation or any Subsidiary to terminate the Optionee's employment at any time, nor confer upon the Optionee any right to continue in the employ of the Corporation or any Subsidiary.

7.      Stock Reserve   The Corporation shall at all times during the term of
        -------------
this Option Agreement reserve and keep available such number of shares of Stock as will be sufficient to satisfy the requirements of this Option Agreement.

8.      Optionee's Covenant     The Optionee hereby agrees to use his best
        -------------------
efforts to provide services to the Corporation in a workmanlike manner and to promote the Corporation's interests.

9.      Restrictions on Transfer and Pledge     The Option may not be pledged,
        -----------------------------------
encumbered, or hypothecated to or in favor of any party other than the Corporation or a Parent or Subsidiary, or be subject to any lien, obligation, or liability of the Optionee to any other party other than the Corporation or a Parent or Subsidiary. The Option is not assignable or transferable by the Optionee other than by will or the laws of descent and distribution; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in a accelerated taxation and (ii) is otherwise appropriate and desirable, taking into account any state or federal tax or securities laws applicable to transferable options. The Option may be exercised during the lifetime of the Optionee only by the Optionee or by the Optionee's legal representative.

10.     Restrictions on Issuance of Shares      If at any time the Board shall
        ----------------------------------
determine in its discretion, that listing, registration or qualification of the shares of Stock covered by the Option or the Optionee's legal representative upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to the exercise of the Option, the Option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

11.     Plan Controls   The terms contained in the Plan are incorporated into
        -------------
and made a part of this Option Agreement and this Option Agreement shall be governed by and construed in accordance with the Plan. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Option Agreement, the provisions of the Plan shall be controlling and determinative.

        12.  Successors.   This Option Agreement shall be binding upon any
             ----------
successor of the Corporation, in accordance with the terms of this Option Agreement and the Plan.

        13.  Severability.  If any one or more of the provisions contained in
             ------------
this Option Agreement are invalid, illegal or unenforceable, the other provisions of this Option Agreement will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included.

        14.  Notice.  Notices and communications under this Option Agreement
             ------
must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Corporation must be addressed to:

                Check into Cash, Inc.
                205 Second Street, N.W.
                The Jones Building
                Cleveland, Tennessee 37311
                   Attn: W. Allan Jones, Jr.

or any other address designated by the Corporation in a written notice to the Optionee. Notices to the Optionee will be directed to the address of the Optionee then currently on file with Corporation, or at any other address given by the Optionee in a written notice to the Corporation.

        IN WITNESS WHEREOF, Check into Cash, Inc., acting by and through its duly authorized officers, has caused this Option Agreement to be executed, and the Optionee has executed this Option Agreement, all as of the day and year first above written.

                                        CHECK INTO CASH, INC.


                                        By: /s/ W. Allan Jones, Jr.
                                           ---------------------------------
                                        Name:  W. Allan Jones, Jr.

                                        Title: Chairman & CEO



                                        OPTIONEE: /s/ J. Samuel Choate, Jr.
                                        ------------------------------------
                                         J. SAMUEL CHOATE, JR.






                                      -4-